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                                                                   Exhibit 23.A

           Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life and Annuity Insurance Company:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" and "Selected Financial Data" in the Prospectus.

Our reports refer to a change in accounting for certain nontraditional long-duration contracts and for separate accounts in 2004.

/s/ KPMG LLP

Richmond, VA
March 17, 2006